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                                                                    Exhibit 10.1


                      COMPANY VOTING AND LOCK-UP AGREEMENT

         This Company Voting and Lock-Up Agreement (the "VOTING AGREEMENT") is made as of December 27, 2005, by and among JAG Media Holdings, Inc., a Nevada corporation ("PARENT"), Robert Barra and Michael A. Vitale, each a stockholder (each individually, a "STOCKHOLDER" and together, the "STOCKHOLDERS") of Cryptometrics, Inc., a Delaware corporation. (the "COMPANY").

                                    RECITALS:

         WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Parent, Cryptometrics Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB") and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the "MERGER");

         WHEREAS, as of the date hereof, each Stockholder is a Beneficial Owner (as defined below) of Subject Shares (as defined below); and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholders have agreed to enter into this Voting Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

         1. Definitions.

            (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNER" with respect to any securities means having "beneficial ownership" as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            (b) "COMPANY CAPITAL STOCK" means shares of common stock, par value $0.001 per share, of the Company.

            (c) "COMPANY OPTIONS AND OTHER RIGHTS" means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

            (d) "EXPIRATION DATE" means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

            (e) "SUBJECT SHARES" means (i) all shares of Company Capital Stock Beneficially Owned by each Stockholder as of the date of this Voting Agreement and (ii) all additional shares of Company Capital Stock of which each Stockholder acquires Beneficial Ownership during the period from the date of this Voting Agreement through the Expiration Date.



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         2. Voting.

            (a) Each Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, each Stockholder shall cause to be counted as present thereat for purposes of establishing a quorum and shall vote, or cause to be voted, any and all Subject Shares Beneficially Owned by each Stockholder as of the record date of such meeting or written consent:

              (i) for the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

              (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

              (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

            (b) No provision contained in this Agreement shall prohibit either Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

            (c) Prior to the Expiration Date, neither Stockholder shall enter into any agreement or understanding with any Person requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause "(i)," clause "(ii)" or clause "(iii)" of this Section 2(a).

            (d) Each Stockholder hereby waives and agrees not to exercise any applicable "appraisal rights" under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.



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        3. Lock-up Agreement.

            (a) In consideration of the issuance of common stock of Parent in exchange for the Subject Shares (the "PARENT SHARES") to each of the Stockholders pursuant to the terms of the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and not withstanding any registration on the part of the Parent Shares under the Securities Act of 1933, as amended, each Stockholder agrees that, during the period beginning from the Effective Time (as defined in the Merger Agreement) and continuing for one (1) year thereafter (the "RELEASE DATE"), each Stockholder will not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Parent Shares, or (b) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (a), except each case as permitted by Section 3(e) below.

            (b) The foregoing restriction is expressly agreed to preclude each of the Stockholders from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Parent Shares even if such shares would be disposed of by someone other than the Stockholders. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Parent Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Parent Shares.

            (c) Each Stockholder further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Parent Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Parent Shares or any related securities.

            (d) Each Stockholder acknowledges and agrees that, pending the Release Date, any additional Parent Shares acquired by such Stockholder upon exercise of Replacement Stock Options (as defined in the Merger Agreement) may not be sold or otherwise transferred notwithstanding that a registration statement on Form S-8 or Form S-4 may be effective with respect to the exercise of such options and the sale of Parent Shares obtained thereby.

            (e) Notwithstanding the foregoing restrictions on transfer, each Stockholder may transfer the Parent Shares (i) in an amount not to exceed 35% of the total amount of Parent Shares received by such Stockholder pursuant to the Merger; provided however that such Parent Shares may not be transferred unless the Parent Shares are registered under the Securities Act of 1933, as amended, or (ii) as transfers by will or intestacy, or (iii) to any trust for the direct or indirect benefit of any of the Stockholder or the immediate family of such Stockholder; provided that any such transfer shall not involve a disposition for value. For purposes of this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

            (f) Each of the Stockholders now has, and, except as contemplated by the preceding paragraph (e), at all times prior to the Release Date will have, good and marketable title to the Parent Shares still owned by him, free and clear of all liens, encumbrances, and claims whatsoever. Each of the Stockholders agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Parent Shares except in compliance with the foregoing restrictions in Sections 3(a) and
(e) above. Each of the Stockholders understands that the restrictions with respect to the Parent Shares set forth herein are in addition to any other restrictions upon transfer that may arise pursuant to any other agreement to which either of the Stockholders is a party or under applicable securities laws.



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         4. Written Consent of Stockholders. Upon the U.S. Securities and
Exchange Commission's declaration of the effectiveness of the Registration Statement on Form S-4 filed by Parent in connection with the Merger, each Stockholder shall deliver to Parent a written consent in favor of the adoption of the Merger Agreement and the Merger.

         5. Representations and Warranties of Stockholder. Each Stockholder represents and warrants to Parent as follows:

            (a) As of the date of this Voting Agreement and at all times through the Expiration Date:

              (i) Such Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Capital Stock set forth under the heading "Shares of Company Capital Stock Beneficially Owned", on the signature page hereof;

              (ii) Such Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading "Company Options and Other Rights Beneficially Owned" on the signature page hereof; and

              (iii) Such Stockholder does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

            (b) Each Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Voting Agreement. This Voting Agreement has been duly executed and delivered by such Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

            (c) The execution, delivery and performance by each Stockholder of this Voting Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which any of such Stockholder's assets may be bound.

            (d) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.



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         6. Covenants of Stockholder. Each Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, such Stockholder will not:

            (a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Voting Agreement;

            (b) acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights;

            (c) grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; and

            (d) take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

         7. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares or (b) that Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a), then the terms of this Voting Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder. The foregoing shall apply (mutatis mutandis) to the Parent Shares and Section 3 of this Voting Agreement.

         8. Amendments and Waivers. Any provision of this Voting Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Voting Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law,
(a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.



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         9. Assignment. This Voting Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Voting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

         10. Entire Agreement. This Voting Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Voting Agreement.

         11. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  If to Parent, to:

                           JAG Media Holdings, Inc.
                           6865 SW 18th Street, Suite B13
                           Boca Raton, Florida  33433
                           Attn: Thomas J. Mazzarisi
                           Facsimile: 561-892-0821

                  With a required copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attn: W. Preston Tollinger, Jr., Esq.
                           Facsimile: 212-309-6001

                  If to:

                    Robert Barra or Michael A. Vitale
                           c/o Cryptometrics, Inc.
                           73 Main Street
                           Tuckahoe, NY 10707
                           Facsimile: (914) 337-9754



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                  With a required copy to:

                          Dorf, Karlen & Stolzar, LLP
                          1 North Broadway, Suite 800
                          White Plains, New York 10543
                          Attn:  Michael Stolzar, Esq.
                          Facsimile: 914-682-0387

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         12. Captions. All captions contained in this Voting Agreement are for convenience of reference only, do not form a part of this Voting Agreement and shall not affect in any way the meaning or interpretation of this Voting Agreement.

         13. Severability; Enforcement. Any provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. Specific Performance. Stockholder acknowledges that the agreements contained in this Voting Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by Stockholder of the provisions of this Voting Agreement. Accordingly, Stockholder agrees that Stockholder's obligations hereunder shall be specifically enforceable and Stockholder shall not take any action to impede the other from seeking to enforce such right of specific performance.


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         15. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Voting Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Voting Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         16. Governing Law. This Voting Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.




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         IN WITNESS WHEREOF, this Voting Agreement has been duly executed by the parties hereto all as of the day and year first above written.



                                              JAG MEDIA HOLDINGS, INC.

                                              By: /s/ Thomas J. Mazzarisi
                                                  -----------------------------
                                              Name:   Thomas J. Mazzarisi
                                              Title:  Chairman &
                                                      Chief Executive Officer


                                              Robert Barra

                                              /s/ Robert Barra
                                              ---------------------------------
                                             (Signature)

                                              Robert Barra
                                              ----------------------------------
                                              Print Name

Number and class of shares of Capital Stock:  2,975,000 shares of
                                              ----------------------------------
                                              common stock
                                              ----------------------------------

                                              ----------------------------------

Number of Company Options and Other Rights:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


                                              Michael A. Vitale

                                              /s/ Michael A. Vitale
                                              ----------------------------------
                                              (Signature)

                                              Michael A. Vitale
                                              ----------------------------------
                                              Print Name


Number and class of shares of Capital Stock:  2,975,000 shares of
                                              ----------------------------------
                                              common stock
                                              ----------------------------------

                                              ----------------------------------


Number of Company Options and Other Rights:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------